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                               2,400,000 SHARES
                        EMPIRE FINANCIAL HOLDING COMPANY

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT

                                ___________, 2000


WACHOVIA SECURITIES, INC.
         As representative of the several
         Underwriters named in Schedule I hereto, c/o Wachovia Securities, Inc.
         IJL Financial Center
         201 North Tryon Street
         Charlotte, North Carolina 28202

Ladies and Gentlemen:

         Empire Financial Holding Company (the "Company") proposes, subject to the terms and conditions stated herein, to issue and sell to the underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 2,400,000 shares of common stock, par value $.01 per share (the "Common Stock"), of the Company (the "Firm Shares"), and, at the election of the Underwriters, subject to the terms and conditions stated herein, to sell to the Underwriters up to 360,000 additional shares of Common Stock (the "Optional Shares") solely to cover overallotments, if any (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 1 hereof are collectively called the "Shares").

         The Company also proposes to issue and sell to you for your own account and not on behalf of the Underwriters, a warrant (the "Representative's Warrant") exerciseable for the purchase of up to 175,050 shares of Common Stock as further described in Section 2(c) hereof. The shares of Common Stock issuable upon the exercise of the Representative's Warrant are referred to collectively as the "Warrant Securities."

         The Shares and the Warrant Securities are sometimes referred to collectively as the "Securities." The Securities are more fully described in the Registration Statement and Prospectus referred to below.
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         1. PURCHASE AND SALE OF SHARES.

         (a) Subject to the terms and conditions herein set forth, (i) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agree, severally and not jointly, to purchase from the Company the number of Firm Shares set opposite the name of such Underwriter in Schedule 1 hereto, at a purchase price of $__________ per share, and (ii) in the event and to the extent that the Underwriters shall exercise the option to purchase Optional Shares as provided below, the Company agrees to issue and to sell to each of the Underwriters, and each of the Underwriters agree, severally and not jointly, to purchase from the Company, at a purchase price of $_______ per share, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares that such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of the Optional Shares that all of the Underwriters are entitled to purchase hereunder.

         (b) The Company hereby grants to the Underwriters the right to purchase at its election in whole or in part from time to time up to 360,000 Optional Shares, at the purchase price of $______ per share for the sole purpose of covering over-allotments in the sale of Firm Shares. Any such election to purchase Optional Shares may be exercised by written notice from you to the Company, given from time to time within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which the Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as hereinafter defined) or, unless you and the Company otherwise agree in writing earlier than two or later than ten business days after the date of such notice. In the event you elect to purchase all or a portion of the Optional Shares, the Company agrees to furnish or cause to be furnished to you the certificates, letters and opinions, and to satisfy all conditions set forth in Section 7 hereof at each Subsequent Time of Delivery (as hereinafter defined).

         (c) At the First Time of Delivery, the Company shall issue and sell to the Representative and the Representative shall purchase, at a purchase price of $100.00 and for other good and valuable consideration, the Representative's Warrant, substantially in the form attached hereto as Exhibit A. The Representative's Warrant shall be exerciseable for a period of four years commencing one year from the effective date of the Registration Statement at an initial exercise price equal to $_______ [120% of the initial public offering price of the Firm Shares.] The aggregate number of shares of Common Stock subject to the Representative's Warrant shall equal 175,050. The Representative's Warrant will be restricted from sale, transfer, assignment or hypothecation for a period of 12 months after the effective date of the Registration Statement, except to the Representative, the Underwriters or members of the selling group or their respective officers or partners.

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         2. OFFERING BY THE UNDERWRITERS. Upon the authorization by you of the release of the Shares, the several Underwriters propose to offer the Shares for sale upon the terms and conditions disclosed in the Prospectus.

         3. DELIVERY OF SHARES; CLOSING. Certificates in definitive form for the Shares to be purchased by each Underwriter hereunder, and in such denominations and registered in such names as the Representative may request upon at least 48 hours prior notice to the Company shall be delivered by or on behalf of the Company to you for your account against payment by you of the purchase price therefor by wire transfer of immediately available funds to an account designated by the Company. The closing of the sale and purchase of the Shares shall be held at the offices of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., 2500 First Union Capitol Center, Raleigh, North Carolina 27601. The time and date of such delivery and payment shall be, with respect to the Firm Shares, at 10:00 a.m., Charlotte, North Carolina time, on the 3rd (or if the Firm Shares are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m., Washington, D.C. time, the 4th) full business day after the execution of this Agreement or at such other legally permissible time and date as you and the Company may agree upon in writing, and, with respect to the Optional Shares, at 10:00 a.m., Charlotte, North Carolina time, on the date specified by you in the written notice given by you of the Underwriters' election to purchase all or part of such optional shares, or at such other time and date as you and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery," such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called a "Subsequent Time of Delivery," and each such time and date for delivery is herein called a "Time of Delivery." The Company will make such certificates available for checking and packaging at least 24 hours prior to each Time of Delivery at your office at the address set forth above or such other location designated by you to the Company. If the Representative so elects, delivery of the Firm Shares and the Optional Shares, if any, may be made by credit through full fast transfer to the accounts at the Depositary Trust Company designated by the Representative.

         4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with each of the Underwriters that:

                  (1) A registration statement on Form S-1 with respect to the Securities, has been filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Copies of the registration statement and any amendments thereto, including any post-effective amendments, have been delivered by the Company to you, and have been declared effective by the Commission in such form. No other document with respect to the registration statement or any post effective amendment thereto has been filed with the Commission; and no stop order suspending the effectiveness of the registration statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission. Any preliminary prospectus included in the registration statement or filed with the Commission pursuant to Rule 424 of the Rules and Regulations of the Commission under the Securities Act (the "Rules and Regulations"), is herein called a


                                       3
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         "Preliminary Prospectus." The various parts of such registration statement, including the prospectus, Part II, all financial schedules and exhibits thereto, and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, and deemed by virtue of Rule 430A under the Securities Act to be part of the registration statement at the time it was declared effective, as amended at the time such part became effective, are herein called collectively the "Registration Statement," and the final prospectus, in the form first filed pursuant to Rule 424(b), is herein called the "Prospectus."

                  (2) No order preventing or suspending the use of any Prospectus, including any Preliminary Prospectus, has been issued and no proceeding for that purpose has been instituted or threatened by the Commission or the securities authority of any state or other jurisdiction. No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or threatened or, to the best knowledge of the Company, contemplated by the Commission or the securities authority of any state or other jurisdiction.

                  (3) Each Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto complied when so filed in all material respects with the requirements applicable to it under the Securities Act and the Rules and Regulations and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act, and the Rules and Regulations and will not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Wachovia Securities, Inc. (the "Representative") expressly for use therein. When the Registration Statement or any amendment thereto was declared effective, and at each Time of Delivery (as hereinafter defined), it (i) contained all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of the Securities Act and the Rules and Regulations and (ii) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. When the Prospectus or any amendment or supplement thereto is filed with the Commission pursuant to Rule 424(b) (or, if the Prospectus or such amendment or supplement is not required to be so filed, when the Registration Statement or the amendment thereto containing such amendment or supplement to the Prospectus was or is declared effective) and at each Time of Delivery, the Prospectus, as amended or supplemented at any such time (i) contained or will contain

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         all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Securities Act and the Rules and Regulations and (ii) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The conditions for use of a registration statement on Form S-1 set forth in the General Instructions to Form S-1 have been satisfied with respect to the Company, the transactions contemplated herein and in the Registration Statement.

                  (4) The descriptions in the Registration Statement and the Prospectus of statutes, rules, regulations, legal and governmental proceedings or contracts and other documents that are required to be so described are accurate and fairly present the information required to be shown; and there are no statutes, rules, regulations or legal or governmental proceedings required to be described in the Registration Statement or the Prospectus that are not described as required and no contracts or documents of a character that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required.

                  (5) Each of the Company and its Subsidiaries (as defined in Section 16 hereof) has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization, and has (and will have) full power and authority to own or lease its properties and conduct its business as described in the Prospectus, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it makes such qualification necessary. The Company has full power and authority to enter into this Agreement and to perform its obligations hereunder. Each of the Company and its Subsidiaries (i) has obtained any and all necessary authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all foreign and domestic governmental or regulatory officials and bodies (including, without limitation, those having jurisdiction over the activities of brokers and dealers), to own or lease its properties and conduct its business as described in the Prospectus and
         (ii) is and has been doing business in compliance with all such authorizations, approvals, orders, licenses, certificates, franchises, permits and all foreign, federal, state and local laws, rules and regulations, (including, without limitation, timely filing of all Financial and Operational Combined Uniform Single Reports required to be filed with the Securities and Exchange Commission), and has not received any notice of proceedings relating to the revocation or modification of any such authorization, approval, order, license, certificate, franchise or permit which, if the subject of an unfavorable decision, ruling or finding, would, in the aggregate, have a material adverse effect on stockholders' equity in, or the condition (financial or otherwise), earnings, business prospects or properties of, the Company and its Subsidiaries, taken as a whole. The disclosures in the Registration Statement concerning the effects of foreign, federal, state and local laws, rules and regulations on each of the Company's and the Subsidiaries' business as currently conducted and as contemplated are correct in all material respects and do not omit to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made.

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                  (6) The capitalization of the Company is as disclosed under the caption "Capitalization" in the Prospectus. All of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description of the capital stock under the caption "Description of Capital Stock" contained in the Prospectus. None of the issued shares of capital stock of the Company has been issued or is owned or held in violation of any preemptive or similar rights, and no person or entity (including any holder of outstanding shares of capital stock of the Company or any Subsidiary) has any preemptive or other rights to subscribe for any of the Securities. The Subsidiaries listed on
         Schedule II hereto are the only Subsidiaries of the Company. All of the outstanding shares of capital stock of each Subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are owned directly or indirectly by the Company, free and clear of any claim, lien, encumbrance or security interest.

                  (7) Except as disclosed in the Prospectus, there are no outstanding (i) securities or obligations of the Company or any Subsidiary convertible into or exchangeable for any capital stock of the Company or any Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

                  (8) Since the date as of which information is given in the Prospectus, neither the Company nor any Subsidiary has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as disclosed in or contemplated by the Prospectus.

                  (9) Since the date as of which information is given in the Prospectus, (i) neither the Company nor any Subsidiary has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company or such Subsidiary, (ii) the Company has not purchased any of its outstanding capital stock or declared, paid or otherwise made any dividend or distribution of any kind on its capital stock,
         (iii) there has not been any change in the capital stock, long-term debt or short-term debt of the Company or any Subsidiary, and (iv) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the financial position, general affairs, management, business or prospects of the Company or any Subsidiary, in each case other than as disclosed in or contemplated by the Prospectus.

                  (10) The consolidated financial statements of the Company, together with related notes and schedules as set forth in the Registration Statement, conform to the requirements of the Securities Act and the Rules and Regulations. Such financial statements fairly

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         present the consolidated financial position, the results of the operations and changes in financial position of the entities purported to be shown thereby at the dates or for the periods indicated and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis for the periods indicated and all adjustments necessary for a fair presentation of the results for such periods have been made. The Company and its Subsidiaries have no material contingent obligations which are not disclosed in the Company's financial statements which are included in the Registration Statement. The financial, operating and statistical data set forth in the Prospectus under the captions "Summary Consolidated Financial Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" fairly present, when read in conjunction with the Company's financial statements and the related notes and schedules and on the basis stated in the Registration Statement, the information set forth therein. The accountants whose reports are included in the Registration Statement, are independent accountants as required by the Securities Act and the Rules and Regulations.

                  (11) The Shares to be sold by the Company hereunder have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued and fully paid and nonassessable and will conform to the description of the Common Stock contained in the Prospectus; and all corporate action required to be taken for the authorization, issuance and sale of the Shares has been validly taken. The Underwriters will receive good and marketable title to the Shares to be issued and delivered hereunder, free and clear of all liens, encumbrances, claims, security interests, restrictions, shareholders' agreements and voting trusts whatsoever. The certificates evidencing the Shares will be in due and proper form and will comply with all applicable legal requirements.

                  (12) The issuance and sale of the Representative's Warrant has been duly authorized and, when issued, paid for and delivered, the Representative's Warrant will constitute a valid and binding obligation of the Company enforceable as to the Company in accordance with its terms. The Representative's Warrant will not be subject to preemptive rights of any shareholder of the Company. The Warrant Securities have been duly reserved for issuance upon exercise of the Representative's Warrant. The Representative's Warrant conforms to the description thereof contained in the Registration Statement and Prospectus.

                  (13) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

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                  (14) Neither the Company nor any Subsidiary is: (i) in
         violation of its Articles of Incorporation, Bylaws or other governing instruments; or (ii) in default under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any Subsidiary is a party or to which any of their respective properties or assets are subject, except, in the case of clause (ii) above, where such default would not have a material adverse effect on either the Company or any Subsidiary.

                  (15) The issue and sale of the Shares, the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not give rise to a right to terminate or accelerate any payment due under or conflict with, or (with or without the giving of notice or the passage of time or both) result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any Subsidiary is a party or to which any of their respective properties or assets is subject, nor will such action conflict with or violate any provision of the Articles of Incorporation, Bylaws or other governing instruments of the Company or any Subsidiary, or any statute, rule or regulation or any order, judgment or decree of any court or governmental agency or body having jurisdiction over the Company or any Subsidiary or any of their respective properties or assets.

                  (16) Neither the Company nor any Subsidiary owns any real property and the Company and each Subsidiary has good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Prospectus or such as do not materially and adversely interfere with the operations of the Company or any Subsidiary; and any real and personal property and buildings held under lease by the Company or any Subsidiary are held under valid, subsisting and enforceable leases, with such exceptions as are disclosed in the Prospectus or are not material and do not interfere with the operations of the Company or any Subsidiary.

                  (17) No consent, approval, authorization, order or declaration of or from, or registration, qualification or filing with, any court or governmental agency or body or third party is required for the issue and sale of the Securities or the consummation of the transactions contemplated by this Agreement, except the registration of the Shares and the Warrant Securities under the Securities Act and such as may be required by the National Association of Securities Dealers, Inc. (the "NASD") and under state securities or blue sky laws in connection with the offer, sale and distribution of the Securities by the Underwriters.

                  (18) Other than as disclosed in the Prospectus, there is no litigation, arbitration, claim, proceeding (formal or informal) or investigation pending or, to the knowledge of any director or executive officer of the Company, threatened (or any reasonable basis therefor) in which the Company or any Subsidiary is a party or of which any of

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         their respective properties or assets are the subject which, if determined adversely to the Company or any Subsidiary, would individually or in the aggregate have a material adverse effect on the financial position, general affairs, management, business or prospects of the Company or any Subsidiary.

                  (19) This Agreement and the Representative's Warrant have each been duly authorized, executed and delivered by the Company and constitute the valid and binding agreement of the Company enforceable against the Company in accordance with their respective terms subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws relating to or affecting the enforcement of creditors' rights generally and to general equitable principles, and except as the enforceability of rights to indemnity and contribution under this Agreement may be limited under applicable securities laws or the public policy underlying such laws.

                  (20) Neither the Company nor any of its officers, directors or affiliates has (i) taken, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) since the filing of the Registration Statement (A) sold, bid for, purchased or paid anyone any compensation for soliciting purchases of, the Securities or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

                  (21) None of the Company, any Subsidiary, nor, to the knowledge of the Company, any director or executive officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has (i) used or authorized the use of, any corporate or other funds for unlawful payments, or contributions, (ii) made unlawful expenditures relating to political activity to government officials, or
         (iii) established or maintained any unlawful or unrecorded funds in violation of any federal, state, or local law or regulation, including
         Section 30A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). None of the Company, any Subsidiary, nor, to the knowledge of the Company, any director or executive officer of the Company or any Subsidiary has accepted or received any unlawful contributions or payments.

                  (22) The Company has obtained for the benefit of the Company and the Underwriters from each of its directors, executive officers and holders of five percent or more of the Common Stock, a written agreement (the "Lockup Agreements") that for a period of 180 days from the date of the Prospectus such director, officer or shareholder will not, without your prior written consent, offer, pledge, sell, contract to sell, grant any option for the sale of, or otherwise dispose of (or announce any offer, pledge, sale, grant of an option to purchase or other disposition), directly or indirectly, any shares of Common Stock or securities convertible into, or exercisable or exchangeable for, shares of Common Stock.

                  (23) The Company and each Subsidiary have each filed or caused to be filed, within the times (as extended) and manners prescribed by law, all federal, state, local and foreign tax returns, elections and tax reports which are required to be filed by, or with respect to, the Company and each Subsidiary, including a valid election to be treated as an S corporation in accordance with the provisions of Section 1362(a) of the Internal Revenue Code, and has qualified, and continues to qualify as an S corporation, since 1995. All federal, state, local and foreign income, profits, franchise, sales, use, occupancy, excise and other taxes and assessments (including interest and penalties) payable by or due from the Company have been fully paid or adequately disclosed and fully provided for in the books and financial statements of the Company. The federal income tax liability of the Company has been determined for all fiscal years to and including the fiscal year ended December 31, 1998. No examination of any tax return of the Company or any Subsidiary is currently in progress, and no basis for any assessment exists. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of the Company or any Subsidiary.

                  (24) The Company is not, nor will it become as a result of transactions contemplated hereby, and does not intend to conduct its business in a manner that would cause it to become an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940.

                  (25) The Company and its Subsidiaries own and possess all right, title and interest in and to, or have duly licensed or otherwise lawfully acquired from third parties enforceable rights to use, all trademarks, trademark applications, service marks, trade names and other rights to inventions, know-how, patents, copyrights, copyright applications, licenses, proprietary information and other intellectual property necessary to conduct the business now operated by them as described in the Prospectus and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a material adverse effect on the condition (financial or other), business or results of operations of the Company and its Subsidiaries.

                  (26) There is no document or contract of a character required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required. Each agreement listed in the Exhibits to the Registration Statement or incorporated by reference therein is in full force and effect and is valid and enforceable against the Company nor its Subsidiaries in accordance with its terms in all material respects, assuming the due authorization, execution and delivery thereof by each of the other parties thereto. Neither the Company or its Subsidiaries, nor to the Company's knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event would have a material adverse effect on the business, results of operations, or financial condition of the Company and its Subsidiary. No default exists, and, to the Company's knowledge, no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term or obligation, by the Company or any of its Subsidiaries of any other agreement or instrument to which the Company or any such Subsidiary is a party or by which it or its properties or business may be bound or affected which default or event would have a material adverse effect on the business, results of operations or financial condition of the Company and its Subsidiaries. No transaction has occurred between or among the Company or any Subsidiary and any of its officers or directors or any affiliate or affiliates of any such officer or director that is required to be described in and is not described in the Registration Statement and the Prospectus.

                  (27) The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (28) The Company and its Subsidiaries maintain insurance of the types and in the amounts generally deemed adequate for its business, including, but not limited to, directors' and officers' insurance, insurance covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect. The Company has not been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially adversely affect the business, business prospects, properties, condition (financial or otherwise) or results of operations of the Company or its Subsidiaries.

                  (29) The Company has entered into employment agreements with Kevin M. Gagne and Richard L. Goble in the forms filed as Exhibits ___ and ___, respectively, to the Registration Statement and purchased term key-man insurance on the lives of Messrs. Gagne and Goble in the amount of $1,000,000, which policy shall not expire earlier than one year from the date hereof and of which the Company is and shall at all times be the sole beneficiary.

                  (30) The Company has generally enjoyed a satisfactory employer-employee relationship with its employees and is in compliance in all material respects with all federal, state and local laws and regulations respecting the employment of its employees and employment practices, terms and conditions of employment and wages and hours relating thereto. There are no pending investigations involving the Company by the U.S. Department of Labor, or any other governmental agency responsible for the enforcement of such federal, state or local laws and regulations. There is no unfair labor practice charge or complaint against the Company pending before the National Labor Regulations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against or involving the Company or any predecessor entity, and none has ever occurred. The Company has never been a party to nor are any of its employees subject to, any collective bargaining agreement. No representation question exists respecting the employees of the Company and no collective bargaining agreement or modification thereof is currently being negotiated by the Company.

                  (31) Other than as set forth in the Registration Statement, neither the Company nor any Subsidiary maintains, sponsors nor contributes to any program or arrangement that is an "employee pension benefit plan," an "employee welfare benefit plan," or a "multiemployer plan" as such terms are defined in Sections 3(2), 3(1) and 3(37), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("ERISA Plans"). Neither the Company nor any Subsidiary has, and has not at any time, maintained or contributed to a "defined benefit plan", as defined in Section 3(35) of ERISA. No ERISA Plan (or any trust created thereunder) has engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code, which could subject the Company or any Subsidiary to any material tax or penalty on prohibited transactions and which has not adequately been corrected. Each ERISA Plan is in compliance with all material reporting, disclosure and other requirements of the Code and ERISA as they relate to any such ERISA Plan. Determination letters have been received from the Internal Revenue Service with respect to each ERISA Plan which is intended to comply with Section 401(a) of the Code, stating that such ERISA Plan and the attendant trust are qualified thereunder. The Company has never completely or partially withdrawn from a "multiemployer plan".

                  (32) The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment of hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

                  (33) The Company has complied with all provisions of Florida law and statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

                  (34) Except as described in the Prospectus, neither the Company nor any of its affiliates has incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated.

                  (35) The Company has provided to Smith Anderson, counsel to the several underwriters ("Underwriters' Counsel"), all material agreements, certificates, correspondence and other documents and information requested by such counsel pursuant to its Preliminary Due Diligence Request List dated January 24, 2000 and any subsequent requests.

         5. COVENANTS OF THE COMPANY. The Company covenants and agrees with the
Underwriters:

                  (1) The Company shall comply with the provisions of and make all requisite filings with the Commission pursuant to and in accordance with Rule 430A and subparagraph (1) (or, if applicable and if consented to by you, subparagraph (4)) of Rule 424(b) not later than the earlier of (i) the Commission's close of business on the second business day following the execution and delivery of this Agreement or (ii) the date on which the Prospectus is first used after the Registration Statement is declared effective. The Company will advise you promptly of any such filing pursuant to Rules 430A or 424(b).

                  (2) The Company will not file with the Commission the Prospectus or any amendment or supplement to the Prospectus or any amendment to the Registration Statement unless you have received a reasonable period of time to review any such proposed amendment or supplement and consented to the filing thereof and will use its best efforts to cause any such amendment to the Registration Statement to be declared effective as promptly as possible. Upon the request of the Representative or counsel for the Representative, the Company will promptly prepare and file with the Commission, in accordance with the Rules and Regulations, any amendments to the Registration Statement or amendments or supplements to the Prospectus that may be necessary or advisable in connection with the distribution of the Shares by the Underwriters and will use its best efforts to cause any such amendment to the Registration Statement to be declared effective as promptly as possible. If required, the Company will file any amendment or supplement to the Prospectus with the Commission in the manner and within the time period required by Rule 424(b) under the Securities Act. The Company will advise the Representative, promptly after receiving notice thereof, of the time when the Registration Statement or any amendment thereto has been filed or declared effective or the Prospectus or any amendment or supplement thereto has been filed and will provide evidence to the Representative of each such filing or effectiveness.

                  (3) The Company will advise you promptly after receiving notice or obtaining knowledge of (i) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any part thereof or any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, (ii) the suspension of the qualification of the Shares for offer or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose, or (iii) any request made by the Commission or any securities authority of any other jurisdiction for amending the Registration Statement, for amending or supplementing the Prospectus or for additional information. The Company will use its best efforts to prevent the issuance of any such stop order and, if any such stop order is issued, to obtain the withdrawal thereof as promptly as possible.

                  (4) If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any events shall have occurred as a result of which, in the judgment of the Company or the opinion of the Underwriters, the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or if for any reason it is necessary during such same period to amend or supplement the Prospectus to comply with the Securities Act or the Rules and Regulations or any law, the Company will promptly notify you and upon your request (but at the Company's expense) prepare and file with the Commission and any state or other governmental securities commissions in jurisdictions where the Shares have been sold by the Underwriters, an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance and will furnish without charge to each Underwriter and to any dealer in securities, as many copies of such amended or supplemented Prospectus as you may from time to time reasonably request. Neither your consent to, nor the Underwriter's delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.

                  (5) The Company promptly from time to time will take such action as you may reasonably request to qualify the Shares for offering and sale under the securities or blue sky laws of such jurisdictions as you may reasonably request and will continue such qualifications in effect for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction. In the event that the qualification of the Shares in any jurisdiction is suspended, the Company shall so advise the Representative promptly in writing.

                  (6) The Company will deliver to, or upon the order of, the Representative, from time to time, as many copies of the Preliminary Prospectus as the Representative may reasonably request. The Company will deliver to, or upon the order of, the Representative, during the period when delivery of a Prospectus is required under the Securities Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representative may reasonably request. The Company will deliver to the Representative at or before the Time of Delivery, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representative such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may be reasonably requested), and of all amendments thereto, as the Representative may reasonably request.

                  (7) The Company will, from time to time, after the effective date of the Registration Statement file with the Commission such reports as are required by the Securities Act, the Exchange Act and the Rules and Regulations, and shall also file with foreign, state and other governmental securities commissions in jurisdictions where the Shares have been sold by the Underwriters such reports as are required to be filed by the securities acts and the regulations of those jurisdictions.

                  (8) As soon as practicable, but in any event not later than the last day of the thirteenth month after the effective date of the Registration Statement, the Company will make generally available to its security holders an earnings statement (which need not be audited) in reasonable detail covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, complying with Section 11(a) of the Securities Act and the Rules and Regulations and will advise you in writing when such statement has been so made available.

                  (9) The Company will, for a period of three years from the Time of Delivery, deliver to the Representative copies of annual reports and copies of all other documents, reports and information furnished by the Company to its shareholders or filed with the NASD or any securities exchange pursuant to the requirements of such exchange or with the Commission pursuant to the Securities Act or the Exchange Act. The Company will deliver to the Representative similar reports with respect to significant subsidiaries, as that term is defined in the Rules and Regulations, which are not consolidated in the Company's financial statements.

                  (10) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, the Company will not, without your prior written consent, offer, pledge, issue, sell, contract to sell, grant any option for the sale of, or otherwise dispose of (or announce any offer, pledge, sale, grant of an option to purchase or other disposition), directly or indirectly, any shares of Common Stock or securities convertible into, exercisable or exchangeable for, shares of Common Stock, except as provided in Section 2 and except as described in the Prospectus.

                  (11) Neither the Company nor any of its officers, directors or affiliates will (i) take, directly or indirectly, prior to the closing of the purchase and sale of the Shares, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of, the Shares or (iii) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

                  (12) The Company will apply the net proceeds from the offering in the manner set forth under the heading "Use of Proceeds" in the Prospectus, and will timely report such use of proceeds pursuant to
         Item 701 of Regulation S-K in its periodic reports filed pursuant to
         Section 13(a) and 15(d) of the Exchange Act in accordance with Rule 463 of the Securities Act or any successor provision.

                  (13) If at any time during the 60-day period after the Registration Statement becomes effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your reasonable opinion the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus) and after written notice from you advising the Company to the effect set forth above, the Company agrees to forthwith prepare, consult with you concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

                  (14) The Company will cooperate with the Underwriters to cause the Shares to be quoted on the Nasdaq National Market at each Time of Delivery and for at least one year from the date hereof.

                  (15) If the Company elects to rely on Rule 462(b), the Company shall both file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 of the Securities Act by the earlier of (i) 10:00 p.m. Charlotte, North Carolina time, on the date of this Agreement, and (ii) the time that confirmations are given or sent, as specified by Rule 462(b)(2).

                  (16) The Company will, concurrently with the effective date of the Registration Statement, register the class of equity securities of which the Shares are a part under Section 12(g) of the Exchange Act and the Company will use its best efforts to maintain the registration for at least one year after the effective date.

                  (17) The Company shall retain American Stock Transfer & Trust Company as its transfer agent for the Common Stock (or such other transfer agent which is reasonably acceptable to the Representative), for a period of three years following the effective date. In addition, for a period of three years following the effective date, the Company, at its expense, shall cause its transfer agent to provide the Representative, if so requested in writing, with copies of the Company's daily transfer sheets and, when requested by the Representative, a current list of the Company's securityholders, including a list of the beneficial owners held by a depository trust company and other nominees.

                  (18) For a period of three years after the effective date, the Company shall continue to retain PricewaterhouseCoopers LLP (or such other nationally recognized accounting firm as is acceptable to the Representative) as the Company's independent public accountants.

                  (19) For a period of 25 days following the effective date, the Company will not issue press releases or engage in any other publicity without the Representative's prior written consent, other than normal and customary releases issued in the ordinary course of the Company's business or those releases required by law.

         6. EXPENSES. The Company will pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated pursuant to Section 10 hereof, including without limitation all costs and expenses incident to (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement (including all amendments thereto), any Preliminary Prospectus, the Prospectus and any amendments and supplements thereto, this Agreement and any blue sky memoranda; (ii) the delivery of copies of the foregoing documents to the Underwriters; (iii) the filing fees of the Commission and the National Association of Securities Dealers, Inc. relating to the Shares; (iv) the preparation, issuance and delivery to the Underwriters of any certificates evidencing the Shares, including transfer agent's and registrar's fees; (v) the qualification of the Shares for offering and sale under state securities and blue sky laws, including filing fees and fees and disbursements of counsel for the Underwriters relating thereto; (vi) any expenses of listing the Shares on the Nasdaq National Market;
(vii) any expenses for travel, lodging and meals incurred by the Company and any of its officers, directors and employees in connection with any meetings with prospective investors in the Shares. It is understood, however, that, except as provided in this Section, Section 8 and Section 10 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel (other than those related to qualification of the Shares under state securities or blue sky laws), stock transfer taxes on resale of any of the Shares by them, and any advertising expenses relating to the offer and sale of the Shares.

         7. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters hereunder to purchase and pay for the Securities to be delivered at each Time of Delivery shall be subject, in their discretion, to the accuracy of the representations and warranties of the Company contained herein as of the date hereof and as of such Time of Delivery, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its covenants and agreements hereunder, and to the following additional conditions precedent:

                  (1) The Registration Statement as amended to date shall have become effective prior to the execution of this Agreement or at such later date and/or time as shall have been consented to by you in writing. The Prospectus and any amendment or supplement thereto shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing and in accordance with Section 5(a) of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for that purpose shall have been instituted, threatened or, to the knowledge of the Company and the Representative, contemplated by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your satisfaction.

                  (2) Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., counsel for the Underwriters, shall have furnished to you such opinion or opinions, dated such Time of Delivery, with respect to the incorporation of the Company, the validity of the Shares being delivered at such Time of Delivery, the Registration Statement, the Prospectus, and other related matters as you may reasonably request and which are customary, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (3) You shall have received an opinion, dated such Time of Delivery, of Greenberg Traurig, P.A., counsel for the Company substantially in the form attached hereto as Exhibit B.

                  (4) You shall have received from Sweeney, Gates & Co. and PricewaterhouseCoopers LLP, letters dated, respectively, the date of this Agreement and the effective date of the most recently filed post-effective amendment to the Registration Statement and also at each Time of Delivery, in form and substance satisfactory to you, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus. At a minimum such "comfort letter" shall confirm that each of Sweeney, Gates & Co. and PricewaterhouseCoopers LLP are independent accountants within the meaning of the Securities Act and stating in effect that:

                           (1) it is their opinion that the audited financial statements and supporting schedules of the Company included in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Rules and Regulations and that the Representative may rely upon their opinion with respect to such financial statements and supporting schedules included in the Registration Statement;

                           (2) they have compared specified dollar amounts, numbers of shares, number of active customer accounts, total customer trades, total customer assets, average trades per day, percentages of revenues and earnings, number of employees, statements and other financial information pertaining to the Company or its Subsidiaries set forth in the Prospectus (where, for purposes of this paragraph only the term "Prospectus" includes any supplement thereto at the date of the letter), in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement; and

                           (3) statements as to such other matters incident to the transaction contemplated hereby as the Representative may request, including with respect to comfort on unaudited financial statements of the Company that are included in the Prospectus.

                  (5) You shall have received on each Time of Delivery a certificate or certificates of the Co-Chief Executive Officers of the Company to the effect that:

                           (a) the representations and warranties of the Company
                  in Section 1 of this Agreement are true and correct, as if made at and as of the First Time of Delivery or the Subsequent Time of Delivery, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Time of Delivery and as to such other matters as you may reasonably request;

                           (b) no stop order suspending the effectiveness of the
                  Registration Statement has been issued, and no proceedings for that purpose have been initiated or are pending, or to their knowledge, contemplated under the Securities Act;

                           (c) all filings required by Rule 424 and Rule 430A of
                  the Rules and Regulations have been made;

                           (d) they have carefully examined the Registration
                  Statement and the Prospectus, and any amendments or supplements thereto, and in his opinion, such documents do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; and

                           (e) since the effective date of the Registration
                  Statement, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not been so set forth.

                  (6) Since the date of the latest audited financial statements included in the Prospectus, neither the Company nor any Subsidiary shall have sustained (i) any loss or interference with their respective businesses from fire, explosion, flood, hurricane or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as disclosed in or contemplated by the Prospectus, or (ii) any change, or any development involving a prospective change (including without limitation a change in management or control of the Company), in or affecting the position (financial or otherwise), results of operations, net worth or business prospects of the Company and any subsidiary, otherwise than as disclosed in or contemplated by the Prospectus (including any amendment), the effect of which, in either such case, is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the purchase, sale and delivery of the Shares being delivered at such Time of Delivery as contemplated by the Registration Statement, as amended as of the date hereof.

                  (7) Subsequent to the date hereof there shall not have occurred any of the following: (i) any suspension or limitation in trading in securities generally on the New York Stock Exchange or the over-the-counter market (other than normal market breaks or cooling periods), or any setting of minimum prices for trading on such exchange, or if trading in any securities of the Company has been suspended by the Commission, or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by the Nasdaq National Market or the NASD or by order of the Commission or any other governmental authority; (ii) a moratorium on commercial banking activities in New York declared by either federal or state authorities; (iii) neither Kevin M. Gagne nor Richard L. Goble is serving the Company in his respective present capacities; or (iv) any major outbreak or major escalation of hostilities involving the United States, declaration by the United States of a national emergency (other than with respect to natural disasters) or war or any other national or international calamity or emergency or any material adverse change in general economic, political or financial conditions if the effect of any such event specified in this clause (iv) in your judgment makes it impracticable or inadvisable to proceed with the purchase, sale and delivery of the Shares being delivered at such Time of Delivery as contemplated by the Registration Statement.

                  (8) The Shares shall be approved for quotation on the Nasdaq National Market when issued.

                  (9) The Representative shall have received the Lockup Agreements as described in Section 1(21).

                  (10) You shall have been furnished such additional documents and certificates as you may reasonably request.

                  (11) The NASD shall have indicated that it has no objection to the underwriting arrangements pertaining to the offer or sale of the Securities.

         All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and to counsel for the Underwriters. The Company shall furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.

         8. INDEMNIFICATION AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement made by the Company in Section 1 of this Agreement; (ii) any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or (B) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each an "Application"); or (iii) the omission or alleged omission to state in the Registration Statement or any amendment thereto, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or any Application, material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or any amendment thereto, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or any Application in reliance upon and in conformity with written information furnished to the Company by any Underwriter. The Company will not, without the prior written consent of each Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding (or related cause of action or portion thereof) in respect of which indemnification may be sought hereunder (whether or not such Underwriter is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of such Underwriter from all liability arising out of such claim, action, suit or proceeding or related cause of action or portion thereof.

         (b) Each Underwriter agrees severally, but not jointly, to indemnify and hold harmless the Company and its officers, directors, agents, representatives and affiliates against any losses, claims, damages or liabilities to which the Company or its officers, directors, agents, representatives and affiliates may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment thereto, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or any Application or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriter through the Representative expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the obligation of each Underwriter to indemnify the Company (including any officer, director, agent, representative or affiliate thereof) shall be limited to the net proceeds received by the Company from such Underwriter.

         (c) Promptly after receipt by an indemnified party under subsection (a) and (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party); provided, however, that if the defendants in any such action included the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnified party shall have the right to select separate counsel to defend such action on behalf of such indemnified party. After such notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, which separate counsel shall be designated by the Representative in the case of indemnity arising under paragraph (a) of this Section 8) or (ii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. Nothing in this Section 8(c) shall preclude an indemnified party from participating at its own expense in the defense of any such action so assumed by the indemnifying party.

         (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts, and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it shall promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise (except as specifically provided in subsection
(c) hereof). No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent.

         (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.

         9. DEFAULT OF UNDERWRITERS. (a) If any Underwriter defaults in its obligation to purchase Shares at a Time of Delivery, you may in your discretion arrange for you or another party, or other parties to purchase such shares on the terms contained herein. If within 36 hours after such default by any Underwriter you do not arrange for the purchase of such Shares, the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone a Time of Delivery for a period of not more than 7 days in order to effect whatever change is made necessary thereby in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus that in your opinion may thereby be made necessary. The cost of preparing, printing and filing any such amendments shall be paid for by the Underwriters. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with effect as if such person had originally been a party to this Agreement with respect to such Shares.

         (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made, but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         10. TERMINATION. (a) This Agreement may be terminated with respect to the Shares or any Optional Shares in the sole discretion of the Representative by notice to the Company given prior to the First Time of Delivery or any Subsequent Time of Delivery, respectively, in the event that (i) any condition to the obligations of the Underwriters set forth in Section 7 hereof has not been satisfied, or (ii) the Company shall have failed, refused or been unable to deliver the Securities or to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior to such Time of Delivery, in either case other than by reason of a default by any of the Underwriters. If this Agreement is terminated pursuant to this Section 10(a), the Company will reimburse the Underwriters upon demand for all out-of-pocket expenses (including counsel fees and disbursements) that shall have been incurred by it in connection with the proposed purchase and sale of the Shares.

         (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in Section 9(a), the aggregate number of such Shares which remain unpurchased exceeds one-eleventh of the aggregate number of Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in Section 9(b) to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to a Subsequent Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) thereupon will terminate, without liability on the part of any nonfaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         11. SURVIVAL. The respective indemnities, agreements, representations, warranties and other statements of the Company, its officers and the Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriter or any controlling person referred to in
Section 8(e) or the Company, or any officer or director or controlling person of the Company referred to in Section 8(e), and shall survive delivery of and payment for the Shares. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 8 and 13 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

         12. NOTICES. All communications hereunder shall be in writing and, if sent to the Underwriter, shall be mailed, delivered or telecopied and confirmed in writing to Wachovia Securities, Inc., IJL Financial Center, 201 North Tryon Street, Charlotte, North Carolina 28202, Attention: Corporate Finance Department and if sent to the Company, shall be mailed, delivered or telecopied and confirmed in writing to the Company at Empire Financial Holding Company, 1385 West State Road 434, Longwood, Florida 32750, Attention: Kevin M. Gagne and Richard L. Goble, Co-Chief Executive Officers.

         13. RIGHT OF FIRST REFUSAL. The Company grants to the Representative an unconditional right of first refusal to serve as exclusive or lead advisor to the Company on all corporate finance transactions of whatever nature, whether debt or equity, undertaken or considered by the Company for three years from the effective date of the Prospectus (a "Future Financing"). The Representative shall not be entitled to more than one payment or fee in exchange for the waiver or termination of this right of first refusal with respect to a Future Financing, and any payment or fee to waive or terminate the right of first refusal shall be paid in cash and will not exceed the greater of (a) one percent (1%) of the aggregate purchase price of the Shares purchased pursuant to this Agreement, and (b) five percent (5%) of the underwriting discount or commission paid in connection with the future financing (including any overallotment option that may be exercised).

         14. REPRESENTATIVE. You will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by you will be binding upon all the Underwriters.

         15. BINDING EFFECT. This Agreement shall be binding upon, and inure solely to the benefit of, each Underwriter and the Company and to the extent provided in Sections 8 and 10 hereof, the officers and directors and controlling persons referred to therein and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from the Underwriters shall be deemed a successor or assign by reason merely of such purchase.

         16. DEFINITION OF SUBSIDIARY. For purposes of this Agreement, "Subsidiary" has the meaning set forth in Rule 405 under the Securities Act.

         17. QUALIFIED INDEPENDENT UNDERWRITER. The Company hereby confirms that at its request the Representative has without compensation acted as a "Qualified Independent Underwriter" (in such capacity, the "QIU") within the meaning of Conduct Rule 2720 of the NASD in connection with the offering of the Securities. The Company will indemnify and hold harmless the QIU against all losses, claims, damages or liabilities, join or several, to which the QIU may become subject, under the Securities Act or otherwise, insofar as such losses, claims or liabilities (or actions in respect thereof) arise out of or are based upon the QIU's acting (or alleged failing to act) as such "qualified independent underwriter" and will reimburse the QIU for any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

         18. INFORMATION FURNISHED BY UNDERWRITERS. The statements set forth in the last paragraph on the cover page (stabilization language) and under the caption "Underwriting" in the Prospectus, constitute the only written information furnished by or on behalf of any Underwriter referred to in paragraph 3 in Section 1 hereof and in paragraphs (a) and (b) in Section 8 hereof.

         19. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina without giving effect to any provisions regarding conflicts of laws.

         20. COUNTERPARTS. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us one of the counterparts hereof, and upon the acceptance hereof by Wachovia Securities, Inc., this letter will constitute a binding agreement among the Underwriters and the Company.

                                       Very truly yours,

                                       EMPIRE FINANCIAL HOLDING COMPANY


                                       By:______________________________
                                       Name:
                                       Title:

WACHOVIA SECURITIES, INC.


By:_________________________
         Name:
         Title:

                                   SCHEDULE I


                        EMPIRE FINANCIAL HOLDING COMPANY

                               2,400,000 SHARES
                                 COMMON STOCK



                                                                NUMBER OF
                                                                OPTIONAL SHARES
                                     TOTAL NUMBER OF            TO BE PURCHASED
                                     FIRM SHARES TO             IF MAXIMUM
UNDERWRITER                          BE PURCHASED               OPTION EXERCISED
-----------                          ---------------            ----------------

Wachovia Securities, Inc.                  --                          --

Putnam, Lovell, De Guardiola
         & Thornton, Inc.

Keefe, Bruyette & Woods, Inc.






                           Total       2,400,000                    360,000
                           -----

                                   SCHEDULE II

                           Subsidiaries of the Company

                          [to be completed by Company]

                                    EXHIBIT A

                        Form of Representative's Warrant
                        --------------------------------

                                    EXHIBIT B

                      Form of Company Counsel Legal Opinion
                      -------------------------------------

         The Representative shall have at each Time of Delivery from Greenberg Traurig, P.A., counsel to the Company, an opinion addressed to the Representative and dated as of such Time of Delivery, and stating in effect that:

         (i) Each of the Company and its Subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization, with full corporate power and authority to own or lease its properties and conduct its business as described in the Prospectus, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it makes such qualification necessary.

         (ii) The authorized, issued and outstanding Common Stock of the Company as of __________,___ is as set forth under the caption "Capitalization" in the Prospectus, and the Common Stock conforms to the description thereof contained under the caption "Description of Common Stock" in the Prospectus. The outstanding shares of Common Stock have been, and the Shares and Warrant Securities, upon issuance and delivery and payment therefor in the manner herein described, will be, duly authorized, validly issued, fully paid and nonassessable. There are no preemptive or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company's articles of incorporation, bylaws, other governing documents or any agreement or other instrument known to such counsel to which the Company or any of its Subsidiaries is a party or by which any of them is bound; and to the best of such counsel's knowledge, neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock. To the best of such counsel's knowledge, except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of any share of stock of the Company or any securities convertible into, exercisable for or exchangeable for stock of the Company.

         (iii) All issued and outstanding securities of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable; the holders thereof have, to such counsel's knowledge, no rights of rescission with respect thereto, and are not subject to personal liability by reason of being holders of such Subsidiaries' securities; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company; all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interest, claim, lien or encumbrance.

         (iv) Neither the Company nor any of its Subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, nor will the execution or delivery hereof or consummation of the transactions contemplated hereby result in a violation of, or constitute a default under, the articles of incorporation, bylaws or other governing documents of the Company or any of its Subsidiaries, or any agreement, contract, mortgage, deed of trust, loan agreement, note, lease, indenture or other instrument known to such counsel, to which the Company or any of its Subsidiaries is a party or by which any of them is bound, or to which any of their properties is subject, nor will the performance by the Company of its obligations hereunder violate any law, rule, administrative regulation or decree of any court or any governmental agency or body having jurisdiction over the Company, its Subsidiaries or their properties, or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any of its Subsidiaries. Except for permits and similar authorizations required under the Securities Act and the securities or "Blue Sky" laws of certain jurisdictions and for such permits and authorizations which have been obtained, no consent, approval, authorization or order of any court, governmental agency or body or financial institution is required in connection with the consummation of the transactions contemplated by this Agreement.

         (v) This Agreement has been duly authorized, executed and delivered by the Company and, assuming capacity, due authorization, execution and delivery by the other parties hereto, constitutes the legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, except as rights to indemnity may be limited by federal or state securities laws and except (i) as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) to the extent that rights to indemnity or contribution under this Agreement may be limited by federal or state securities laws or the public policy underlying such laws.

         (vi) The Company has all requisite corporate power and authority to own, lease and license its assets and properties and conduct its business as described in the Registration Statement and the Prospectus; and the Company has all requisite corporate power and authority and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits to enter into, deliver and perform this Agreement and to issue and sell the Securities, except as may be required under state or foreign securities or Blue Sky laws.

         (vii) The Registration Statement and all post-effective amendments thereto and the Rule 462(b) Registration Statement, if any, have become effective under the Securities Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending before or contemplated by the Commission and any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations have been made; the Registration Statement, each Preliminary Prospectus and the Prospectus and any amendment or supplement thereto, as of their respective effective dates and as of each Time of Delivery complied in all material respects with the requirements of the Securities Act and the Rules and Regulations (except that counsel need express no opinion on the financial statements and supporting notes and schedules and other financial data); the conditions for use of Form S-1, set forth in the General Instructions thereto, have been satisfied.

         (viii) All descriptions in the Prospectus of statutes, regulations, legal or governmental proceedings, contracts and other documents are accurate and fairly present the information required to be shown under the Securities Act; and such counsel does not know of any contracts or documents of a character required to be summarized or described therein or to be filed as exhibits thereto which are not so summarized, described or filed, nor does such counsel know of any pending or threatened litigation or any governmental proceeding, statute or regulation required to be described in the Prospectus which is not so described.

         (ix) The statements in the Prospectus under "Regulation and Supervision", "Business -- Legal Proceedings", "Certain Transactions," "Description of Capital Stock" and `Shares Eligible for Future Sale" have been reviewed by such counsel, and insofar as they refer to statements of law, descriptions of statutes, licenses, rules or regulations or legal conclusions, are correct in all respects.

         (x) To the knowledge of such counsel, the persons listed under the caption "Principal Stockholders" in the Prospectus are the respective "beneficial owners" (as such phrase is defined in regulation 13d-3 under the Exchange Act) of the securities set forth opposite their respective names thereunder, as and to the extent set forth therein.

         (xi) Except as described in the Prospectus, no person, corporation, trust, partnership, association or other entity has the right to include and/or register any securities of the Company in the Registration Statement, require the Company to file any registration statement or, if filed, to include any security in such registration statement;

         (xii) To such counsel's knowledge, and other than as set forth in the Prospectus, there is no litigation or other proceeding before any court or before or by any state or federal public body pending or threatened against, or involving the assets, properties or businesses of, the Company or any of its Subsidiaries which would have a material adverse effect upon the business. Results of operations or financial condition of the Company and its Subsidiaries.

         (xiii) The issuance and sale of the Representative's Warrant has been duly authorized and, when issued, paid for and delivered pursuant to the terms of the Representative's Warrant, will constitute the valid and binding obligation of the Company, enforceable as to the Company in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws affecting the rights of creditors generally and the discretion of courts in granting equitable remedies and except that enforceability of the indemnification provisions may be limited by the federal securities laws or public policy underlying such laws. The Warrant Securities have been duly reserved for issuance in accordance with the provisions of the Representative's Warrant. The Representative's Warrant conforms in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

         (xiv) To the knowledge of such counsel, except as described in the Prospectus, there are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder's or origination fee with respect to the sale of the Securities hereunder or financial consulting arrangement or any other arrangements, agreements, understandings, payments or issuances that may affect the Underwriters' compensation, as determined by the NASD.

         (xv) Assuming due execution by the parties thereto other than the Company, the Lock-up Agreements are legal, valid and binding obligations of the parties thereto, enforceable against the party and any subsequent holder of the securities subject thereto in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the application of equitable principles in any action, legal or equitable, and except as rights to indemnity or contribution may be limited by applicable law).

         (xvi) The Common Stock has been duly registered pursuant to Section 12 of the Exchange Act.

         (xvii) Neither the Company nor any of its Subsidiaries is, nor upon consummation of the transactions contemplated hereby will be, an "investment company" as such term is defined in the Investment Company Act.

         Such counsel shall state that it has participated in conferences with officers and other representatives of the Company and representatives of the independent public accountants for the Company at which conferences such counsel made inquiries of such officers, representatives and accountants and discussed the contents of the Prospectus, the Registration Statement and the Prospectus, as well as related matters, and no facts have come to the attention of such counsel which lead them to believe that either the Registration Statement or any amendment thereto, at the time such Registration Statement or amendment became effective or the Prospectus or amendment or supplement thereto, as of the date of such opinion, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (it being understood that such counsel need express no opinion with respect to the financial statements, related notes and schedules and other financial data included therein).

         In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance satisfactory to Underwriters' counsel) of other counsel acceptable to Underwriters' counsel, familiar with the applicable laws, (B) as to matters of fact, to the extent they deem proper, on certificates and written statements of officers of the Company, and certificates or other written statements of officers or departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company or any of its Subsidiaries, provided that copies of any such statements or certificates shall be delivered to Underwriters' counsel if requested. Such opinion shall state that Underwriters' counsel is entitled to rely thereon.